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                                                                   Exhibit 99.10
To whom it may concern:

                  The undersigned, Ted H. McCourtney, hereby consents to being named as a designee to be elected as a director of the relevant registrant in the Registration Statements on Form S-4 of ATX Telecommunications Services, Inc. and CoreComm Merger Sub, Inc., all prospectuses related thereto and all subsequent amendments thereto.


                                                     Yours Sincerely,


                                                     /s/ Ted H. McCourtney
                                                    _______________________
                                                         Ted H. McCourtney